ISCO International Announces Special Investor Call for June 5, 2008 at 4:30pm (Eastern) to Review Its Plan

ELK GROVE VILLAGE, IL -- 05/23/2008 -- ISCO International, Inc. (AMEX: ISO), a leading supplier of RF management and interference-control solutions for the wireless telecommunications industry, announced an upcoming special investor call to review its business plan.

"I indicated during our May 7th quarterly conference call that we would hold a special investor call to review our business plan once it was finalized," said Gordon Reichard, Jr., CEO of ISCO. "That process is now complete, and I believe we have a sound plan for execution. We will hold a special investor call on Thursday, June 5, 2008, at 4:30pm eastern (3:30pm central), to go through the plan together and answer investor questions. I believe our investors should have a clear understanding regarding what we intend to accomplish and how we intend to do it. I understand that visual aids have not traditionally been employed. That is changing at this time. I encourage anyone interested in the slide presentation to connect using the webcast."

The investor call will be held on Thursday, June 5th, at 4:30pm (Eastern). To participate in the call domestically, dial 1-888-241-0558. International callers should dial 1-647-427-3417. The conference name is "ISCO." The call will be replayed for 30 days at 1-800-695-1018 (or 1-402-220-1753 for international callers) with a pass code of 48269506.

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link is below. Because slides will be presented, the sign in process for the webcast will be longer than usual. We encourage interested parties to register prior to the call in order to complete the registration process.

Webcast link: http://www.b2i.us/external.asp?b=826&id=46691&from=du&L=e

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's immediate need and ability to obtain additional financing; the Company's need and ability to refinance its existing debt; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K, as amended, filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

CONTACT:
Investor Relations
PHONE: 847-391-9492
INTERNET: iscoir@iscointl.com